EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration

Statements on Forms S-3 (Nos. 33-96004, 333-58799, 333-02672, 333-37299, 333-

46243, 333-64069, 333-75253, 333-92023, 333-93761, 333-52601, 333-94815) and on

Forms S-8 (Nos. 333-05705, 333-12551, 333-58801, 333-60731, 333-89631, 333-

91985) of our report dated January 31, 2000, except for Note 17, as to which the date is March 15, 2000, and the information in the first paragraph of Note

7, as to which the date is May 19, 2000 relating to the consolidated financial statements and our report dated January 31, 2000 relating to the financial statement schedule, which appears in Home Properties of New York, Inc.'s Annual

Report on Form 10-K/A for the year ended December 31, 1999.  We also consent to the reference to us under the headings "Experts" in such Registration

Statements.



/S/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Rochester, New York
May 19, 2000